UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       March 17, 2008 (March 13, 2008)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
(614) 237-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Election of Directors
     On March 13, 2008, the Board of Directors of DSW Inc. (the “Company”), acting pursuant to authority granted in Section 2.02(C) of the Company’s Code of Regulations, increased the size of the Board of Directors from 7 to 10 directors. In accordance with Section 2.02(F) of the Code of Regulations, the Company established a third class of directors, and, going forward, directors in each of the three classes will be elected for three year terms. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed three new directors to fill the vacancies on the Board created by the increase in the number of directors. The initial term for each of the new directors will expire on the date of the Company’s next Annual Meeting of Shareholders. On that date, the new directors will stand for election to the Board by the Company’s shareholders for a term expiring in 2010. The following are the three new members appointed to the Board of Directors:
     Elaine J. Eisenman, age 59, has been appointed as a Class III Director. Dr. Eisenman currently serves as Dean of Babson Executive Education, the division of Babson College focused on providing education, consulting and applied research in innovation and leadership to corporations and executives. Dr. Eisenman also is responsible for the management of the Babson Executive Conference Center. Dr. Eisenman has held senior executive positions at both public and private companies such as American Express, Enhance Financial Services Co., The Children’s Place, and private companies such as PDI International, a global consulting firm.
     Joanna T. Lau, age 49, has been appointed as a Class III Director. Ms. Lau currently serves as CEO of Lau Technologies (“LAU”), an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau founded LAU in 1990 has been responsible for managing all aspects of the company from financing growth to the quality of the performance of the products previously sold by LAU. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric before founding Lau Technologies. Ms. Lau is a member of the Board of Directors of ITT Education Services (NYSE:ESI) since 2003 and currently serves on the Audit Committee. Ms. Lau has served on other public boards such as TD Banknorth and BostonFed Bancorp, Inc. until the sales of the companies. Ms. Lau is a member of the Board of Directors of NACD New England Chapter since 2006.
     Roger S. Markfield, age 65, has been appointed as a Class III Director. Mr. Markfield is a non-executive officer employee of American Eagle Outfitters (NYSE: AEO) and has served as a Director of AEO since March 1999. Prior to February 4, 2007, he served AEO as Vice-Chairman since November 2003, as President from February 1995 to February 2006, and as Co-Chief Executive Officer of AEO from December 2002 to November 2003. Mr. Markfield also served AEO and its predecessors as Chief Merchandising Officer from February 1995 to December 2002 and as Executive Vice President of Merchandising from May 1993 to February 1995. Prior to joining AEO, he served as Executive Vice President-General Merchandising Manager for the Limited Stores Division of Limited Brands a large national specialty retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by Macy’s, a national retailer operating department and specialty stores, as a Buyer in Boys’ Wear rising to the office of President of Corporate Buying-Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for Gap.

     There are no arrangements or understandings between any of the new directors and any other persons pursuant to which each person was appointed as a director. Board committee assignments have not yet been determined for the new directors.
     The Company has entered into its standard form of Indemnification Agreement with each of the new directors. A copy of the form of Indemnification Agreement is furnished as Exhibit 10 hereto and incorporated into this item by reference.
     The press release announcing the appointment of the directors to the Company’s Board of Directors is furnished as Exhibit 99 and incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits
          (d)      Exhibits.

10	Form of Indemnification Agreement between DSW Inc. and its officers and directors (previously filed as Exhibit 10.44 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123289) filed with the Securities and Exchange Commission on June 27, 2005, and incorporated herein by reference).

99	Press Release dated March 17, 2008

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
By:	/s/Douglas J. Probst
Douglas J. Probst
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 17, 2008